UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Access National Corporation
(Exact name of registrant as specified in its charter)

Virginia	82-0545425
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1800 Robert Fulton Drive, Suite 300
Reston, Virginia	20191
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
n/a	n/a

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [x]

Securities Act registration statement file number to which this Form relates: n/a

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock $1.67 par value
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Incorporated by reference to the information set forth under the caption “Item 4. Description of Securities” in the registrant’s registration statement on Form S-8, filed April 27, 2004 (SEC File No. 333-114897).

Item 2. Exhibits.

The following exhibits are filed as a part of this Registration Statement:

3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-KSB/A, filed April 23, 2004).

3.2	Bylaws (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K12G3, filed July 19, 2002).

4.0	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.0 to the Annual Report on Form 10-KSB filed March 31, 2003).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Access National Corporation
(registrant)

By: /s/ Michael W. Clarke
Date: July 15, 2004	Name: Michael W. Clarke Title: President and Chief Executive Officer and Director

     EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-KSB/A, filed April 23, 2004).

3.2	Bylaws (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K12G3, filed July 19, 2002).

4.0	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.0 to the Annual Report on Form 10-KSB filed March 31, 2003).

4